Exhibit 32
CERTIFICATION OF THE PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of ValueVision Media, Inc., a Minnesota corporation (the “Company”), for the quarter ended May 2, 2009, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:
•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 11, 2009	/s/ Keith R. Stewart
Keith R. Stewart
Chief Executive Officer and President (principal executive officer)

Date: June 11, 2009	/s/ Frank P. Elsenbast
Frank P. Elsenbast
Senior Vice President, Chief Financial Officer (principal financial officer)